Exhibit 10.1

                                  VAXGEN, INC.

                             SEVERANCE BENEFIT PLAN

Section 1. INTRODUCTION.

            The VaxGen, Inc. Severance Benefit Plan (the "Plan") is established effective August 1, 2007. The purpose of the Plan is to provide for the payment of severance benefits to certain eligible employees of VaxGen, Inc. (the
"Company") and Company affiliates, if any, that have been designated by the Company on the attached Appendix A as eligible to participate in the Plan (each such affiliate, an "Employer" and all such affiliates collectively, the "Employers") who meets the eligibility criteria set forth in Section 2(a) below. This Plan supersedes any severance benefit plan, policy or practice, whether formal or informal, written or unwritten, previously announced or maintained by the Company or any Employer; provided, however, that this Plan does not supersede or replace any severance benefits to which an Eligible Employee is contractually entitled pursuant to the terms of an individually negotiated written employment agreement between the Eligible Employee and the Company. This Plan document also is the Summary Plan Description for the Plan.

Section 2. ELIGIBILITY FOR BENEFITS.

            (a) General Rules. Subject to the requirements set forth in this Section, the Company will grant severance benefits under the Plan to Eligible Employees.

                  (1) Definition of "Eligible Employee." For purposes of this Plan, an Eligible Employee is a full-time regular U.S. employee of the Company or any Employer who is notified by the Company in writing that he or she is eligible for participation in the Plan and whose employment is involuntarily terminated by the Company or an Employer without Cause (as defined in Section 2(c) below), whose employment is terminated as a result of a reduction-in-force, reorganization or job elimination by the Company, or who is otherwise selected by the Plan Administrator in its sole discretion to receive the benefits set forth herein (a "Qualifying Termination"). The determination of whether an employee is an Eligible Employee shall be made by the Company, in its sole discretion, and such determination shall be binding and conclusive on all persons. For purposes of this Plan, full-time employees are those regular hire employees who are regularly scheduled to work at least thirty-two (32) hours per week. Neither temporary, leased or seasonal employees nor intern, agency temporary employees, independent contractors, consultants or agents under a written contract or purchase order, and persons so classified as such by the Company (whether or not such classification is upheld on governmental, judicial or other review) are eligible for severance benefits under the Plan.

                  (2) In order to be eligible to receive any benefits under the Plan, an Eligible Employee must remain on the job and satisfactorily provide services to the Company until his or her date of termination as scheduled by the Company.


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                  (3) In order to be eligible to receive any benefits  under the
Plan, an Eligible Employee also must execute a general waiver and release in substantially the form attached hereto as Exhibit A, Exhibit B or Exhibit C, as applicable, within the time frame set forth therein and such release must become effective in accordance with its terms. The Company, in its discretion, may modify the form of the required release to comply with applicable law and shall determine the form of the required release, which may be incorporated into a termination agreement or other agreement with the Eligible Employee.

            (b) Exceptions to Benefit Entitlement. An employee, including an employee who otherwise is an Eligible Employee, will not receive benefits under the Plan (or will receive reduced benefits under the Plan) in the following circumstances, as determined by the Company in its sole discretion:

                  (1) The employee is involuntarily terminated prior to the effective date of his or her Qualifying Termination, for a reason other than those reasons underlying a Qualifying Termination (including, but not limited to, any reason such as unsatisfactory performance, violation of applicable company policy or procedures, insubordination, misconduct or the unauthorized use or disclosure of confidential/proprietary/trade secret information of the Company) regardless of whether the employee had already been notified that the employee's Qualifying Termination would have made the employee eligible for benefits under the Plan.

                  (2) The employee is covered by any other severance or separation pay plan, policy or practice of the Company or an Employer, in which case such employee's severance benefit, if any, shall be governed by the terms of such plan, policy or practice and shall be governed by this Plan only to the extent that (i) the employee elects to waive and release all claims and rights the employee has to severance pay or benefits under such plan, policy, or practice or (ii) the reduction pursuant to Section 3(c) below does not entirely eliminate benefits under this Plan. For the avoidance of doubt, an employee is not disqualified from being an Eligible Employee as a result of his or her rights to receive severance benefits pursuant to the terms of an individually negotiated written employment agreement between the Eligible Employee and the Company.

                  (3) The employee's employment is terminated as a result of his or her death or disability.

                  (4) The employee voluntarily terminates employment with the Company or an Employer. Voluntary terminations include, but are not limited to, resignation, retirement, failure to return from a leave of absence on the scheduled date and/or termination in order to accept employment with another entity that is wholly or partly owned (directly or indirectly) by the Company or an affiliate of the Company.

                  (5) The employee is offered an identical or substantially equivalent or comparable position with the Company or an affiliate of the Company. For purposes of the foregoing, a "substantially equivalent or comparable position" is one that offers the employee substantially the same level of responsibility and compensation and does not require a relocation of the employee's place of employment to a location that would increase the employee's round trip commute by more than forty (40) miles.


                                       2.

                  (6) The employee is offered immediate reemployment by a successor to the Company or an affiliate of the Company or by a purchaser of its assets, as the case may be, following a Change of Control. For purposes of the foregoing, "immediate reemployment" means that the employee's employment with the successor to the Company or an affiliate of the Company or the purchaser of its assets, as the case may be, results in uninterrupted employment such that the employee does not incur a lapse in pay as a result of the Change of Control.

                  (7) The employee is rehired by the Company or an affiliate of the Company prior to the date benefits under the Plan are scheduled to commence.

                  (8) The employee has not signed the Company's standard form of confidential/proprietary/trade secret information non-disclosure and inventions assignment agreement ("Proprietary Agreement") covering the employee's period of employment with the Company (and with any predecessor) and does not confirm in writing that he or she is and shall remain subject to the terms of that agreement.

                  (9) Following notification of involuntary termination by the Company, the employee does not satisfactorily perform his or her assigned job duties until the date set by the Company or an Employer for the termination of employment.

                  (10) The Company determines, in its sole discretion, that the employee's receipt of severance benefits would not under the circumstances further the purposes of the Plan or would otherwise be inappropriate and not in the best interests of the Company.

            (c) An involuntary termination without "Cause" means an involuntary termination of an employee's employment by the Company or an Employer other than for one of the following reasons:

                  (1) an intentional action or intentional failure to act by the employee that was performed in bad faith and to the material detriment of the business of the Company or an Employer;

                  (2) an employee's intentional refusal or intentional failure to act in accordance with any lawful and proper direction or order of his or her superiors;

                  (3)  an   employee's   habitual   neglect  of  the  duties  of
employment;

                  (4) an employee's indictment, charge, or conviction of a felony or any crime involving moral turpitude, or participation in any act of theft or dishonesty that has had or could reasonably be expected to have a material detrimental effect on the business of the Company or an Employer; or

                  (5) an employee's violation of any material provision of the Proprietary Agreement or violation of any material provision of any other written Company or Employer policy or procedure.

            (d) A "Change of Control" means the occurrence, in a single transaction or in a series of related transactions, of any one or more of the following events:


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                  (1) a sale, lease or other disposition in one transaction or a series of transactions, of all or substantially all of the assets of the Company;

                  (2) a merger or consolidation in which the Company is not the surviving entity or if the Company is the surviving entity, as a result of which the shares of the Company's capital stock are converted into or exchanged for cash, securities of another entity, or other property, unless (in any case) the holders of the Company's outstanding shares of capital stock immediately before such transaction own more than fifty percent (50%) of the combined voting power of the outstanding securities of the surviving entity immediately after the transaction;

                  (3) the Company's stockholders approve a plan or proposal to liquidate or dissolve the Company; or

                  (4) a person or group hereafter acquires beneficial ownership of more than fifty percent (50%) of the outstanding voting securities of the Company (all within the meaning of Section 13(d) of the Securities Exchange Act of 1934, as amended, and the regulations promulgated thereunder).

Section 3. AMOUNT OF BENEFIT.

            (a)  Severance  Benefits.  Subject  to the  exceptions  set forth in
Section 2(b), severance benefits under the Plan, if any, shall be provided to Eligible Employees described in Section 2(a) in the amount provided in Appendix B.

            (b) Additional Benefits. Notwithstanding the foregoing, the Company may, in its sole discretion, (i) authorize benefits in an amount and/or form different from or in addition to those benefits set forth in Section 3(a) to Eligible Employees; (ii) waive or modify, in respect to one or more employees or classes of employees, the eligibility requirements for receipt of benefits under this Plan and/or (iii) modify the method of calculating the amount of benefits to be received under the Plan. The provision of any such benefits to an Eligible Employee or to any other employee shall in no way obligate the Company to provide such benefits to any other Eligible Employee or to any other employee, even if similarly situated. An employee for whom any eligibility requirement has been waived or modified, or who is offered benefits under this Plan that are different than, or in addition to, those set forth in Section 3(a) will receive specific written notice that the Plan Administrator is exercising discretion in that regard. Receipt of benefits under this Plan pursuant to such exceptions may be subject to a covenant of confidentiality and non-disclosure.

            (c) Certain Reductions. The Company shall reduce an Eligible Employee's severance benefits under this Plan by any other severance benefits, pay in lieu of notice, or other similar benefits payable to the Eligible Employee by the Company or an affiliate of the Company that become payable in connection with the Eligible Employee's termination of employment pursuant to
(i) any applicable legal requirement, including, without limitation, the Worker Adjustment and Retraining Notification Act, the California Plant Closing Act, or any other similar state law or (ii) any Company or Employer policy or practice providing for severance, termination pay, or otherwise allowing the Eligible Employee to remain on the payroll for a


                                       4.

limited period of time after being given notice of the termination of the Eligible Employee's employment, and the Plan Administrator shall so construe and implement the terms of the Plan. In the Company's sole discretion, such reductions may be applied on a retroactive basis, with severance benefits previously paid being re-characterized as payments pursuant to the Company's statutory obligation. Notwithstanding the foregoing, an Eligible Employee's severance benefits under this Plan will not be reduced by the amount of any severance benefits to which an Eligible Employee is contractually entitled pursuant to the terms of an individually negotiated written employment agreement between the Eligible Employee and the Company.

            (d) Best After Tax. If any payment or benefit (including payments and benefits pursuant to this Plan) that an Eligible Employee would receive in connection with a Change of Control from the Company or otherwise ("Payment") would (i) constitute a "parachute payment" within the meaning of Section 280G of the Internal Revenue Code of 1986, as amended (the "Code"), and (ii) but for this sentence, be subject to the excise tax imposed by Section 4999 of the Code (the "Excise Tax"), then the Company shall cause to be determined, before any amounts of the Payment are paid to the Eligible Employee, which of the following two alternative forms of payment would maximize the Eligible Employee's after-tax proceeds: (i) payment in full of the entire amount of the Payment (a "Full Payment"), or (ii) payment of only a part of the Payment so that the Eligible Employee receives the largest payment possible without the imposition of the Excise Tax (a "Reduced Payment"), whichever amount results in the Eligible Employee's receipt, on an after-tax basis, of the greater amount of the Payment notwithstanding that all or some portion of the Payment may be subject to the Excise Tax. For purposes of determining whether to make a Full Payment or a Reduced Payment, the Company shall cause to be taken into account all applicable federal, state and local income and employment taxes and the Excise Tax (all computed at the highest applicable marginal rate, net of the maximum reduction in federal income taxes which could be obtained from a deduction of such state and local taxes). If a Reduced Payment is made, (i) the Payment shall be paid only to the extent permitted under the Reduced Payment alternative, and the Eligible Employee shall have no rights to any additional payments and/or benefits constituting the Payment, and (ii) reduction in payments and/or benefits shall occur in the following order unless the Eligible Employee elects in writing a different order (provided, however, that such election shall be subject to Company approval if made on or after the date on which the event that triggers the Payment occurs): (1) reduction of cash payments; (2) cancellation of accelerated vesting of equity awards other than stock options; (3) cancellation of accelerated vesting of stock options; and (4) reduction of other benefits paid to the Eligible Employee. In the event that acceleration of compensation from the Eligible Employee's equity awards is to be reduced, such acceleration of vesting shall be canceled in the reverse order of the date of grant unless the Eligible Employee elects in writing a different order for cancellation.

                  The independent registered public accounting firm engaged by the Company for general audit purposes as of the day prior to the effective date of the Change of Control shall make all determinations required to be made under this Section 3(d). If the independent registered public accounting firm so engaged by the Company is serving as accountant or auditor for the individual, entity or group effecting the Change of Control, the Company shall appoint a nationally recognized independent registered public accounting firm to make the determinations required hereunder. The Company shall bear all expenses with respect


                                       5.

to the determinations by such independent registered public accounting firm required to be made hereunder.

                  The independent registered public accounting firm engaged to make the determinations hereunder shall provide its calculations, together with detailed supporting documentation, to the Company and the Eligible Employee within fifteen (15) calendar days after the date on which the Eligible
Employee's right to a Payment is triggered (if requested at that time by the Company or the Eligible Employee) or such other time as requested by the Company or the Eligible Employee. If the independent registered public accounting firm determines that no Excise Tax is payable with respect to a Payment, either before or after the application of the Reduced Amount, it shall furnish the Company and the Eligible Employee with an opinion reasonably acceptable to the Eligible Employee that no Excise Tax will be imposed with respect to such Payment. Any good faith determinations of the accounting firm made hereunder shall be final, binding and conclusive upon the Company and the Eligible Employee.

            (e) Code Section 409A. If the Company (or, if applicable, the successor entity thereto) determines that the payments and benefits provided under the Plan (the "Plan Payments") constitute "deferred compensation" under Code Section 409A (together, with any state law of similar effect, "Section 409A") and an Eligible Employee is a "specified employee" of the Company or any successor entity thereto, as such term is defined in Section 409A(a)(2)(B)(i) (a "Specified Employee"), then, solely to the extent necessary to avoid the incurrence of the adverse personal tax consequences under Section 409A, the timing of the Plan Payments shall be delayed as follows: on the earliest to occur of (i) the date that is six months and one day after the termination date,
(ii) the date of the Eligible Employee's death, or (iii) such earlier date, as reasonably determined in good faith by the Company (or any successor entity thereto), as would not result in any of the Plan Payments being subject to adverse personal tax consequences under Section 409A (such earliest date, the "Delayed Initial Payment Date"), the Company (or the successor entity thereto, as applicable) shall (A) pay to the Eligible Employee a lump sum amount equal to the sum of the Plan Payments that the Eligible Employee would otherwise have received through the Delayed Initial Payment Date if the commencement of the payment of the Plan Payments had not been delayed pursuant to this Section 3(e) and (B) commence paying the balance of the Plan Payments in accordance with the applicable payment schedules set forth in on Appendix B. For the avoidance of doubt, it is intended that (1) each installment of the Plan Payments provided on Appendix B is a separate "payment" for purposes of Section 409A, (2) all Plan Payments provided on Appendix B satisfy, to the greatest extent possible, the exemptions from the application of Section 409A provided under Treasury Regulations Sections 1.409A-1(b)(4) and 1.409A-1(b)(9)(iii), and (3) the Plan Payments consisting of COBRA premiums also satisfy, to the greatest extent possible, the exemption from the application of Section 409A provided under Treasury Regulations Sections 1.409A-1(b)(9)(v).

Section 4. COMPANY PROPERTY.

            (a) Return of Company Property. Except as provided in Section 4(b) below, an Eligible Employee will not be entitled to any severance under the Plan unless and until the Eligible Employee returns all Company Property. For this purpose, "Company Property" means all paper and electronic Company and/or
Employer  documents  (and all copies  thereof)


                                       6.

created and/or received by the Eligible Employee during his or her period of employment with the Company and other Company and/or Employer property which the Eligible Employee had in his or her possession or control at any time, including, but not limited to, Company and/or Employer files, notes, drawings records, plans, forecasts, reports, studies, analyses, proposals, agreements, financial information, research and development information, sales and marketing information, operational and personnel information, specifications, code, software, databases, computer-recorded information, tangible property and equipment (including, but not limited to, leased vehicles, computers, computer equipment, software programs, facsimile machines, mobile telephones, servers), credit and calling cards, entry cards, identification badges and keys; and any materials of any kind which contain or embody any proprietary or confidential information of the Company and/or an Employer (and all reproductions thereof in whole or in part). As a condition to receiving benefits under the Plan, Eligible Employees must not make or retain copies, reproductions or summaries of any such Company or Employer property. However, an Eligible Employee is not required to return his or her personal copies of documents evidencing the Eligible Employee's hire, termination, compensation, benefits and stock options and any other documentation received as a shareholder of the Company

            (b) Retention of Certain Company Equipment. Notwithstanding the provisions of Section 4(a), the Company may, in its sole discretion, agree to allow the Eligible Employee to retain certain Company or Employer equipment (e.g., cell phones) ("Company Equipment") for his or her personal use following the Eligible Employee's termination of employment, and the Company will transfer title to the Company Equipment to the Eligible Employee. The receipt of such Company Equipment will be subject to the same terms and conditions as the receipt of severance under this Plan, including the execution of the applicable form of release. The Eligible Employee acknowledges that the Company Equipment is provided "as is" without warranty of any kind. Furthermore, the Eligible Employee acknowledges that the Eligible Employee will have imputed income related to the retention of any Company Equipment, the Eligible Employee will be solely responsible for any tax assessments made by any taxing authority based on this transfer of title, and that the Eligible Employee will be solely responsible for the use and maintenance of the Company Equipment and all costs associated therewith arising after the termination of employment. The Eligible Employee will follow all Company instructions as to the return and/or deletion of any Company information and any licensed software contained on the Company Equipment.

            (c) Prepayment of Advanced Amounts. An Eligible Employee will not be entitled to any severance benefit under the Plan if the Eligible Employee previously received an advance(s) for business travel and entertainment expenses unless and until the Eligible Employee (i) properly completes and submits an expense reimbursement form(s) and supporting receipts to his or her manager no later than seven (7) days after the Eligible Employee's Qualifying Termination and (ii) repays (via check payable to "VaxGen, Inc.") any amounts advanced but not used and approved for reimbursement.

            (d) Transition of Work. An Eligible Employee will not be entitled to any severance benefit under the Plan unless and until the Eligible Employee (i) has satisfactorily transitioned his or her work and information concerning his or her work to the Company to the extent requested by the Company and (ii) has provided the Company with all logins, passwords, passcodes and similar information created by the Eligible Employee for documents, email and


                                       7.

electronic files that the Eligible Employee created or used on Company systems.

Section 5. TIME OF PAYMENT AND FORM OF BENEFIT.

            All severance benefits under the Plan shall be paid as provided in Appendix B following the Eligible Employee's satisfaction of all of the requirements set forth in Sections 2 and 4. All payments under the Plan will be subject to applicable withholding for federal, state and local taxes. If an Eligible Employee is indebted to the Company at his or her termination date, the Company reserves the right to offset any severance payments under the Plan by the amount of such indebtedness. Additionally, if an Eligible Employee is subject to withholding for taxes related to any non-Plan benefits, including but not limited to any imputed income related to perquisites or the retention of Company Equipment, the Company may offset any severance payments under the Plan by the amount of such withholding taxes. However, payments under the Plan will not be subject to any other deductions such as, but not limited to, 401(k) plan contributions and/or loan repayments or other employee benefit and benefit plan contributions.

Section 6. REEMPLOYMENT.

            In the event of an Eligible Employee's reemployment by the Company or an Employer or other affiliate of the Company during the period of time in respect of which severance benefits pursuant to the Plan have been paid, the Company, in its sole and absolute discretion, may require such Eligible Employee to repay to the Company all or a portion of such severance benefits as a condition of reemployment.

Section 7. RIGHT TO INTERPRET PLAN; AMENDMENT AND TERMINATION.

            (a) Exclusive Discretion.  The Plan Administrator is the Company. As
Plan Administrator, the Company is the named fiduciary charged with the responsibility for administering the Plan. The Plan Administrator shall have the exclusive discretion and authority to establish rules, forms, and procedures for the administration of the Plan and to construe and interpret the Plan and to decide any and all questions of fact, interpretation, definition, computation or administration arising in connection with the operation of the Plan, including, but not limited to, the eligibility to participate in the Plan and amount of benefits paid under the Plan. The Plan Administrator may delegate any or all of its administrative duties to an officer of the Company and any such delegation shall convey with it the full discretionary authority of the Plan Administrator to carry out the delegated duties. The Company or the Plan Administrator shall indemnify and hold harmless any person to whom it delegated its responsibilities; provided, however, such person does not act with gross negligence or willful misconduct. The rules, interpretations, computations and other actions of the Plan Administrator or its delegate shall be binding and conclusive on all persons.

            (b) Amendment or Termination. The Company reserves the right to amend or terminate this Plan (including Appendix A and Appendix B) or the benefits provided hereunder at any time prior to a Change of Control of the Company; provided, however, that no such amendment or termination shall affect the right to any unpaid benefit of any Eligible Employee whose termination date has occurred prior to amendment or termination of the Plan. Any purported amendment or termination of this Plan (and the exhibits and appendices hereto)


                                       8.

upon or following a Change of Control of the Company will not be effective as to any Eligible Employee who has not consented, in writing, to such amendment or termination. Any action amending or terminating the Plan shall be in writing and executed by a duly authorized executive officer of the Company.

Section 8. NO IMPLIED EMPLOYMENT CONTRACT.

            The Plan shall not be deemed (i) to give any employee or other person any right to be retained in the employ of the Company or an Employer or
(ii) to interfere with the right of the Company or an Employer to discharge any employee or other person at any time, with or without cause, which right is hereby reserved.

Section 9. LEGAL CONSTRUCTION.

            This Plan is intended to be governed by and shall be construed in accordance with the Employee Retirement Income Security Act of 1974 ("ERISA") and, to the extent not preempted by ERISA, the laws of the State of California (without regard to principles of conflict of laws).

Section 10. CLAIMS, INQUIRIES AND APPEALS.

            (a) Applications for Benefits and Inquiries. Any application for benefits, inquiries about the Plan or inquiries about present or future rights under the Plan must be submitted to the Plan Administrator in writing by an applicant (or his or her authorized representative). The Plan Administrator is:

                           VaxGen, Inc.
                           Attn: Chief Financial Officer
                           349 Oyster Point Blvd
                           South San Francisco, CA 94080

            (b) Denial of Claims. In the event that any application for benefits is denied in whole or in part, the Plan Administrator must provide the applicant with written or electronic notice of the denial of the application, and of the applicant's right to review the denial. Any electronic notice will comply with the regulations of the U.S. Department of Labor. The notice of denial will be set forth in a manner designed to be understood by the applicant and will include the following:

                  (1) the specific reason or reasons for the denial;

                  (2) references to the specific Plan provisions upon which the denial is based;

                  (3) a description of any additional information or material that the Plan Administrator needs to complete the review and an explanation of why such information or material is necessary; and


                                       9.

                  (4) an explanation of the Plan's review procedures and the time limits applicable to such procedures, including a statement of the applicant's right to bring a civil action under Section 502(a) of ERISA following a denial on review of the claim, as described in Section 10(d) below.

            This notice of denial will be given to the  applicant  within ninety
(90) days after the Plan Administrator receives the application, unless special circumstances require an extension of time, in which case, the Plan Administrator has up to an additional ninety (90) days for processing the application. If an extension of time for processing is required, written notice of the extension will be furnished to the applicant before the end of the initial ninety (90) day period.

            This notice of extension will describe the special circumstances necessitating the additional time and the date by which the Plan Administrator is to render its decision on the application.

            (c) Request for a Review. Any person (or that person's authorized representative) for whom an application for benefits is denied, in whole or in part, may appeal the denial by submitting a request for a review to the Plan Administrator within sixty (60) days after the application is denied. A request for a review shall be in writing and shall be addressed to:

                             VaxGen, Inc.
                             Attn: Chief Financial Officer
                             349 Oyster Point Blvd
                             South San Francisco, CA 94080

            A request for review must set forth all of the grounds on which it is based, all facts in support of the request and any other matters that the applicant feels are pertinent. The applicant (or his or her representative) shall have the opportunity to submit (or the Plan Administrator may require the applicant to submit) written comments, documents, records, and other information relating to his or her claim. The applicant (or his or her representative) shall be provided, upon request and free of charge, reasonable access to, and copies of, all documents, records and other information relevant to his or her claim. The review shall take into account all comments, documents, records and other information submitted by the applicant (or his or her representative) relating to the claim, without regard to whether such information was submitted or considered in the initial benefit determination.

            (d) Decision on Review. The Plan Administrator will act on each request for review within sixty (60) days after receipt of the request, unless special circumstances require an extension of time (not to exceed an additional sixty (60) days), for processing the request for a review. If an extension for review is required, written notice of the extension will be furnished to the applicant within the initial sixty (60) day period. This notice of extension will describe the special circumstances necessitating the additional time and the date by which the Plan Administrator is to render its decision on the review. The Plan Administrator will give prompt, written or electronic notice of its decision to the applicant. Any electronic notice will comply with the regulations of the U.S. Department of Labor. In the event that the Plan Administrator


                                       10.

confirms the denial of the application for benefits in whole or in part, the notice will set forth, in a manner calculated to be understood by the applicant, the following:

                  (1) the specific reason or reasons for the denial;

                  (2) references to the specific Plan provisions upon which the denial is based;

                  (3) a statement that the applicant is entitled to receive, upon request and free of charge, reasonable access to, and copies of, all documents, records and other information relevant to his or her claim; and

                  (4) a statement of the applicant's right to bring a civil action under Section 502(a) of ERISA.

            (e) Rules and Procedures. The Plan Administrator will establish rules and procedures, consistent with the Plan and with ERISA, as necessary and appropriate in carrying out its responsibilities in reviewing benefit claims. The Plan Administrator may require an applicant who wishes to submit additional information in connection with an appeal from the denial of benefits to do so at the applicant's own expense.

            (f) Exhaustion of Remedies. No legal action for benefits under the Plan may be brought until the applicant (i) has submitted a written application for benefits in accordance with the procedures described by Section 10(a) above,
(ii) has been notified by the Plan Administrator that the application is denied,
(iii) has filed a written request for a review of the application in accordance with the appeal procedure described in Section 10(c) above, and (iv) has been notified that the Plan Administrator has denied the appeal. Notwithstanding the foregoing, if the Plan Administrator does not respond to a applicant's claim or appeal within the relevant time limits specified in this Section 10, the applicant may bring legal action for benefits under the Plan pursuant to Section 502(a) of ERISA.

Section 11. BASIS OF PAYMENTS TO AND FROM PLAN.

            The Plan shall be unfunded, and all benefits under the Plan shall be paid only from the general assets of the Company. An Eligible Employee's right to receive payments under the Plan is no greater than that of the Company's unsecured general creditors. Therefore, if the Company were to become insolvent, the Eligible Employee might not receive benefits under the Plan.

Section 12. OTHER PLAN INFORMATION.

            (a) Employer and Plan Identification Numbers. The Employer Identification Number assigned to the Company (which is the "Plan Sponsor" as that term is used in ERISA) by the Internal Revenue Service is 36-3855489. The Plan Number assigned to the Plan by the Plan Sponsor pursuant to the instructions of the Internal Revenue Service is 501.


                                       11.

            (b) Ending Date for Plan's Fiscal Year and Type of Plan. The date of the end of the fiscal year for the purpose of maintaining the Plan's records is December 31. The Plan is a welfare benefit plan.

            (c) Agent for the Service of Legal Process. The agent for the service of legal process with respect to the Plan is:

                             VaxGen, Inc.
                             Attn: Chief Financial Officer
                             349 Oyster Point Blvd
                             South San Francisco, CA 94080

            (d) Plan Sponsor and Administrator. The Plan Sponsor and the "Plan Administrator" of the Plan is:

                             VaxGen, Inc.
                             Attn: Chief Financial Officer
                             349 Oyster Point Blvd
                             South San Francisco, CA 94080

            The Plan  Sponsor's  and Plan  Administrator's  telephone  number is
(650) 624-1000 and facsimile number is (650) 624-1001.

Section 13. STATEMENT OF ERISA RIGHTS.

            Participants in this Plan are entitled to certain rights and protections under ERISA. If you are an Eligible Employee, you are considered a participant in the Plan and, under ERISA, you are entitled to:

            (a) Receive Information About Your Plan and Benefits

                  (1) Examine, without charge, at the Plan Administrator's office and at other specified locations, such as worksites, all documents governing the Plan and a copy of the latest annual report (Form 5500 Series), if applicable, filed by the Plan with the U.S. Department of Labor and available at the Public Disclosure Room of the Employee Benefits Security Administration;

                  (2) Obtain, upon written request to the Plan Administrator, copies of documents governing the operation of the Plan and copies of the latest annual report (Form 5500 Series), if applicable, and an updated (as necessary) Summary Plan Description. The Administrator may make a reasonable charge for the copies; and

                  (3) Receive a summary of the Plan's annual financial report, if applicable. The Plan Administrator is required by law to furnish each participant with a copy of this summary annual report.

            (b) Prudent Actions by Plan Fiduciaries. In addition to creating rights for Plan participants, ERISA imposes duties upon the people who are responsible for the operation


                                       12.

of the employee benefit plan. The people who operate the Plan, called "fiduciaries" of the Plan, have a duty to do so prudently and in the interest of you and other Plan participants and beneficiaries. No one, including your employer, your union or any other person, may fire you or otherwise discriminate against you in any way to prevent you from obtaining a Plan benefit or exercising your rights under ERISA.

            (c) Enforce Your Rights. If your claim for a Plan benefit is denied or ignored, in whole or in part, you have a right to know why this was done, to obtain copies of documents relating to the decision without charge, and to appeal any denial, all within certain time schedules as set forth in detail in
Section 10 herein.

                  Under ERISA, there are steps you can take to enforce the above rights. For instance, if you request a copy of Plan documents or the latest annual report from the Plan, if applicable, and do not receive them within 30 days, you may file suit in a Federal court and you are not required to follow the claims procedure set forth in Section 10 herein. In such a case, the court may require the Plan Administrator to provide the materials and pay you up to $110 a day until you receive the materials, unless the materials were not sent because of reasons beyond the control of the Plan Administrator.

                  If you have completed the claims and appeals procedure described in Section 10 and have a claim for benefits which is denied or ignored, in whole or in part, you may file suit in a state or Federal court.

                  If you are discriminated against for asserting your rights, you may seek assistance from the U.S. Department of Labor, or you may file suit in a Federal court. The court will decide who should pay court costs and legal fees. If you are successful, the court may order the person you have sued to pay these costs and fees. If you lose, the court may order you to pay these costs and fees, for example, if it finds your claim is frivolous.

            (d) Assistance with Your Questions. If you have any questions about the Plan, you should contact the Plan Administrator. If you have any questions about this statement or about your rights under ERISA, or if you need assistance in obtaining documents from the Plan Administrator, you should contact the nearest office of the Employee Benefits Security Administration, U.S. Department of Labor, listed in your telephone directory or the Division of Technical Assistance and Inquiries, Employee Benefits Security Administration, U.S. Department of Labor, 200 Constitution Avenue N.W., Washington, D.C. 20210. You may also obtain certain publications about your rights and responsibilities under ERISA by calling the publications hotline of the Employee Benefits Security Administration or accessing its website at http://www.dol.gov/ebsa/.

Section 14. GENERAL PROVISIONS.

            (a) Notices. Any notice, demand or request required or permitted to be given by either the Company or an Eligible Employee pursuant to the terms of this Plan shall be in writing and shall be deemed given when delivered personally or deposited in the U.S. mail, with postage prepaid, and addressed to the parties, in the case of the Company, at the address set forth in Section 12(d) and, in the case of an Eligible Employee, at the address as set forth in the


                                       13.

Company's employment file maintained for the Eligible Employee as previously furnished by the Eligible Employee or such other address as a party may request by notifying the other in writing.

            (b) Transfer and Assignment. The rights and obligations of an Eligible Employee under this Plan may not be transferred or assigned without the prior written consent of the Company. This Plan shall be binding upon any person who is a successor by merger, acquisition, consolidation or otherwise to the business formerly carried on by the Company without regard to whether or not such person or entity actively assumes the obligations hereunder.

            (c) Waiver. Any party's failure to enforce any provision or provisions of this Plan shall not in any way be construed as a waiver of any such provision or provisions, nor prevent any party from thereafter enforcing each and every other provision of this Plan. The rights granted the parties herein are cumulative and shall not constitute a waiver of any party's right to assert all other legal remedies available to it under the circumstances.

            (d) Severability. Should any provision of this Plan be declared or determined to be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired.

            (e) Section Headings. Section headings in this Plan are included for convenience of reference only and shall not be considered part of this Plan for any other purpose.

Section 15. CIRCULAR 230 DISCLAIMER.

            THE FOLLOWING DISCLAIMER IS PROVIDED IN ACCORDANCE WITH THE INTERNAL REVENUE SERVICE'S CIRCULAR 230 (21 CFR PART 10). ANY ADVICE IN THIS PLAN IS NOT INTENDED OR WRITTEN TO BE USED, AND IT CANNOT BE USED BY YOU FOR THE PURPOSE OF AVOIDING ANY PENALTIES THAT MAY BE IMPOSED ON YOU. ANY ADVICE IN THIS PLAN WAS WRITTEN TO SUPPORT THE PROMOTION OR MARKETING OF PARTICIPATION IN THE COMPANY'S SEVERANCE BENEFIT PLAN. YOU SHOULD SEEK ADVICE BASED ON YOUR PARTICULAR CIRCUMSTANCES FROM AN INDEPENDENT TAX ADVISOR.


Section 16. EXECUTION.

            To record the adoption of the Plan as set forth herein, effective as of August 1, 2007, VaxGen, Inc. has caused its duly authorized officer to execute the same this _____ day of _______________, 2007.

                                            VAXGEN, INC.


                                            By:____________________________

                                            Title:_________________________


                                       14.

                                                   For Employees Age 40 or Older
                                                          Individual Termination

                                    EXHIBIT A

                                RELEASE AGREEMENT

      I understand and agree completely to the terms set forth in the VaxGen, Inc. Severance Benefit Plan (the "Plan").

      I understand that this Release, together with the Plan, constitutes the complete, final and exclusive embodiment of the entire agreement between the Company, affiliates of the Company and me with regard to the subject matter hereof. I am not relying on any promise or representation by the Company or the Employers that is not expressly stated therein. Certain capitalized terms used in this Release are defined in the Plan.

      I hereby confirm my obligations under my Proprietary Agreement with the Company and/or the Employer.

      Except as otherwise set forth in this Release, I hereby generally and completely release the Company, the Employers, and their current and former directors, officers, employees, stockholders, shareholders, partners, agents, attorneys, predecessors, successors, parent and subsidiary entities, insurers, affiliates, and assigns (collectively, the "Released Parties") from any and all claims, liabilities and obligations, both known and unknown, that arise out of or are in any way related to events, acts, conduct, or omissions occurring prior to my signing this Agreement (collectively, the "Released Claims"). The Released Claims include, but are not limited to: (1) all claims arising out of or in any way related to my employment with the Company, the Employers or their affiliates, or the termination of that employment; (2) all claims related to my compensation or benefits, including salary, bonuses, commissions, vacation pay, expense reimbursements, severance pay, fringe benefits, stock, stock options, or any other ownership interests in the Company, the Employers, or their affiliates; (3) all claims for breach of contract, wrongful termination, and breach of the implied covenant of good faith and fair dealing; (4) all tort claims, including claims for fraud, defamation, emotional distress, and discharge in violation of public policy; and (5) all federal, state, and local statutory claims, including claims for discrimination, harassment, retaliation, attorneys' fees, or other claims arising under the federal Civil Rights Act of 1964 (as amended), the federal Americans with Disabilities Act of 1990, the federal Age Discrimination in Employment Act of 1967 (as amended) ("ADEA"), the federal Employee Retirement Income Security Act of 1974 (as amended), and the California Fair Employment and Housing Act (as amended). Notwithstanding the foregoing, the following are not included in the Released Claims (the "Excluded Claims"): (1) any rights or claims for indemnification I may have pursuant to any written indemnification agreement with the Company to which I am a party, the charter, bylaws, or operating agreements of the Company, or under applicable law; or (2) any rights which are not waivable as a matter of law. In addition, nothing in this Release prevents me from filing, cooperating with, or participating in any proceeding before the Equal Employment Opportunity Commission, the Department of Labor, or the California Department of Fair Employment and Housing, except that I hereby waive my right to any monetary benefits in connection with any such claim, charge or proceeding. I hereby represent and warrant that, other than the Excluded


                                       1.

                                                   For Employees Age 40 or Older
                                                          Individual Termination

Claims, I am not aware of any claims I have or might have against any of the Released Parties that are not included in the Released Claims.

      I acknowledge that I am knowingly and voluntarily waiving and releasing any rights I may have under the ADEA. I also acknowledge that the consideration given for the Released Claims is in addition to anything of value to which I was already entitled. I further acknowledge that I have been advised by this writing, as required by the ADEA, that: (a) the Released Claims do not apply to any rights or claims that arise after the date I sign this Release; (b) I should consult with an attorney prior to signing this Release (although I may choose voluntarily not to do so); (c) I have twenty-one (21) days to consider this Release (although I may choose to voluntarily to sign it sooner); (d) I have seven (7) days following the date I sign this Release to revoke the Release by providing written notice to an officer of the Company; and (e) the Release will not be effective until the date upon which the revocation period has expired unexercised, which will be the eighth day after I sign this Release ("Effective Date").

      I acknowledge that I have read and understand Section 1542 of the California Civil Code which reads as follows: "A general release does not extend to claims which the creditor does not know or suspect to exist in his or her favor at the time of executing the release, which if known by him or her must have materially affected his or her settlement with the debtor." I hereby expressly waive and relinquish all rights and benefits under that section and any law of any jurisdiction of similar effect with respect to my release of any claims hereunder.

      I hereby represent that I have been paid all compensation owed and for all hours worked, I have received all the leave and leave benefits and protections for which I am eligible, and I have not suffered any on-the-job injury for which I have not already filed a workers' compensation claim.

      I acknowledge that to become effective, I must sign and return this Release to the Company so that it is received not later than twenty-one (21) days following the date it is provided to me, and I must not revoke it thereafter.

                                         EMPLOYEE

                                         Name:________________________

                                         Date:________________________


                                       2.

                                                   For Employees Age 40 or Older
                                                               Group Termination

                                    EXHIBIT B

                                RELEASE AGREEMENT

      I understand and agree completely to the terms set forth in the VaxGen, Inc. Severance Benefit Plan (the "Plan").

      I understand that this Release, together with the Plan, constitutes the complete, final and exclusive embodiment of the entire agreement between the Company, affiliates of the Company and me with regard to the subject matter hereof. I am not relying on any promise or representation by the Company or the Employers that is not expressly stated therein. Certain capitalized terms used in this Release are defined in the Plan.

      I hereby confirm my obligations under my Proprietary Agreement with the Company and/or the Employer.

      Except as otherwise set forth in this Release, I hereby generally and completely release the Company, the Employers, and their current and former directors, officers, employees, stockholders, shareholders, partners, agents, attorneys, predecessors, successors, parent and subsidiary entities, insurers, affiliates, and assigns (collectively, the "Released Parties") from any and all claims, liabilities and obligations, both known and unknown, that arise out of or are in any way related to events, acts, conduct, or omissions occurring prior to my signing this Agreement (collectively, the "Released Claims"). The Released Claims include, but are not limited to: (1) all claims arising out of or in any way related to my employment with the Company, the Employers or their affiliates, or the termination of that employment; (2) all claims related to my compensation or benefits, including salary, bonuses, commissions, vacation pay, expense reimbursements, severance pay, fringe benefits, stock, stock options, or any other ownership interests in the Company, the Employers, or their affiliates; (3) all claims for breach of contract, wrongful termination, and breach of the implied covenant of good faith and fair dealing; (4) all tort claims, including claims for fraud, defamation, emotional distress, and discharge in violation of public policy; and (5) all federal, state, and local statutory claims, including claims for discrimination, harassment, retaliation, attorneys' fees, or other claims arising under the federal Civil Rights Act of 1964 (as amended), the federal Americans with Disabilities Act of 1990, the federal Age Discrimination in Employment Act of 1967 (as amended) ("ADEA"), the federal Employee Retirement Income Security Act of 1974 (as amended), and the California Fair Employment and Housing Act (as amended). Notwithstanding the foregoing, the following are not included in the Released Claims (the "Excluded Claims"): (1) any rights or claims for indemnification I may have pursuant to any written indemnification agreement with the Company to which I am a party, the charter, bylaws, or operating agreements of the Company, or under applicable law; or (2) any rights which are not waivable as a matter of law. In addition, nothing in this Release prevents me from filing, cooperating with, or participating in any proceeding before the Equal Employment Opportunity Commission, the Department of Labor, or the California Department of Fair Employment and Housing, except that I hereby waive my right to any monetary benefits in connection with any such claim, charge or proceeding. I hereby represent and warrant that, other than the Excluded


                                       1.

                                                   For Employees Age 40 or Older
                                                               Group Termination

Claims, I am not aware of any claims I have or might have against any of the Released Parties that are not included in the Released Claims.

      I acknowledge that I am knowingly and voluntarily waiving and releasing any rights I may have under the ADEA. I also acknowledge that the consideration given for the Released Claims is in addition to anything of value to which I was already entitled. I further acknowledge that I have been advised by this writing, as required by the ADEA, that: (a) the Released Claims do not apply to any rights or claims that arise after the date I sign this Release; (b) I should consult with an attorney prior to signing this Release (although I may choose voluntarily not to do so); (c) I have forty-five (45) days to consider this Release (although I may choose to voluntarily to sign it sooner); (d) I have seven (7) days following the date I sign this Release to revoke the Release by providing written notice to an officer of the Company; and (e) the Release will not be effective until the date upon which the revocation period has expired unexercised, which will be the eighth day after I sign this Release ("Effective Date").

      I have received with this Release all of the information required by the ADEA, including without limitation a detailed list of the job titles and ages of all employees who were terminated in this group termination and the ages of all employees of the Company in the same job classification or organizational unit who were not terminated, along with information on the eligibility factors used to select employees for the group termination and any time limits applicable to this group termination program.

      I acknowledge that I have read and understand Section 1542 of the California Civil Code which reads as follows: "A general release does not extend to claims which the creditor does not know or suspect to exist in his or her favor at the time of executing the release, which if known by him or her must have materially affected his or her settlement with the debtor." I hereby expressly waive and relinquish all rights and benefits under that section and any law of any jurisdiction of similar effect with respect to my release of any claims hereunder.

      I hereby represent that I have been paid all compensation owed and for all hours worked, I have received all the leave and leave benefits and protections for which I am eligible, and I have not suffered any on-the-job injury for which I have not already filed a workers' compensation claim.

      I acknowledge that to become effective, I must sign and return this Release to the Company so that it is received not later than forty-five (45) days following the date it is provided to me, and I must not revoke it thereafter.

                                         EMPLOYEE



                                         Name:________________________

                                         Date:________________________


                                       2.

                                                      For Employees Under Age 40
                                                Individual and Group Termination

                                    EXHIBIT C

                                RELEASE AGREEMENT

      I understand and agree completely to the terms set forth in the VaxGen, Inc. Severance Benefit Plan (the "Plan").

      I understand that this Release, together with the Plan, constitutes the complete, final and exclusive embodiment of the entire agreement between the Company, affiliates of the Company and me with regard to the subject matter hereof. I am not relying on any promise or representation by the Company or the Employers that is not expressly stated therein. Certain capitalized terms used in this Release are defined in the Plan.

      I hereby confirm my obligations under my Proprietary Agreement with the Company and/or the Employer.

      Except as otherwise set forth in this Release, I hereby generally and completely release the Company, the Employers, and their current and former directors, officers, employees, stockholders, shareholders, partners, agents, attorneys, predecessors, successors, parent and subsidiary entities, insurers, affiliates, and assigns (collectively, the "Released Parties") from any and all claims, liabilities and obligations, both known and unknown, that arise out of or are in any way related to events, acts, conduct, or omissions occurring prior to my signing this Agreement (collectively, the "Released Claims"). The Released Claims include, but are not limited to: (1) all claims arising out of or in any way related to my employment with the Company, the Employers or their affiliates, or the termination of that employment; (2) all claims related to my compensation or benefits, including salary, bonuses, commissions, vacation pay, expense reimbursements, severance pay, fringe benefits, stock, stock options, or any other ownership interests in the Company, the Employers, or their affiliates; (3) all claims for breach of contract, wrongful termination, and breach of the implied covenant of good faith and fair dealing; (4) all tort claims, including claims for fraud, defamation, emotional distress, and discharge in violation of public policy; and (5) all federal, state, and local statutory claims, including claims for discrimination, harassment, retaliation, attorneys' fees, or other claims arising under the federal Civil Rights Act of 1964 (as amended), the federal Americans with Disabilities Act of 1990, and the California Fair Employment and Housing Act (as amended). Notwithstanding the foregoing, the following are not included in the Released Claims (the "Excluded Claims"): (1) any rights or claims for indemnification I may have pursuant to any written indemnification agreement with the Company to which I am a party, the charter, bylaws, or operating agreements of the Company, or under applicable law; or (2) any rights which are not waivable as a matter of law. In addition, nothing in this Release prevents me from filing, cooperating with, or participating in any proceeding before the Equal Employment Opportunity Commission, the Department of Labor, or the California Department of Fair Employment and Housing, except that I hereby waive my right to any monetary benefits in connection with any such claim, charge or proceeding. I hereby represent and warrant that, other than the Excluded Claims, I am not aware of any claims I have or might have against any of the Released Parties that are not included in the Released Claims.


                                       1.

                                                      For Employees Under Age 40
                                                Individual and Group Termination

      I acknowledge that I have read and understand Section 1542 of the California Civil Code which reads as follows: "A general release does not extend to claims which the creditor does not know or suspect to exist in his or her favor at the time of executing the release, which if known by him or her must have materially affected his or her settlement with the debtor." I hereby expressly waive and relinquish all rights and benefits under that section and any law of any jurisdiction of similar effect with respect to my release of any claims hereunder.

            I hereby represent that I have been paid all compensation owed and for all hours worked, I have received all the leave and leave benefits and protections for which I am eligible, and I have not suffered any on-the-job injury for which I have not already filed a workers' compensation claim.

      I acknowledge that to become effective, I must sign and return this Release to the Company so that it is received not later than fourteen (14) days following the date it is provided to me.

                                           EMPLOYEE

                                           Name:___________________

                                           Date:___________________


                                       2.

                                   APPENDIX A

                                  VAXGEN, INC.
                             SEVERANCE BENEFIT PLAN

Affiliates of the Company whose employees are eligible to participate in the VaxGen, Inc. Severance Benefit Plan (each an "Employer") are as follows:

      NONE

The foregoing list of Employers is subject to such change as the Company, pursuant to Section 1 of the Plan, may determine in its sole and absolute discretion. Any such change to the participating Employers shall be set forth in a revised version of this Appendix A.

                                     Appendix A Adopted: August 1, 2007

                                     VaxGen, Inc.


                                     By:_______________________________

                                     Title:____________________________


                                       1.

                                   APPENDIX B

                                  VAXGEN, INC.
                             SEVERANCE BENEFIT PLAN

Severance benefits provided to Eligible Employees under the VaxGen, Inc. Severance Benefit Plan (the "Plan") are as follows:

1. Severance Benefits. Subject to the exceptions set forth in Section 2 of the Plan, each Eligible Employee who meets all the requirements set forth in Sections 2 and 4 of the Plan, including, without limitation, executing a general waiver and release in substantially the form attached to the Plan as Exhibit A, Exhibit B or Exhibit C, as applicable, within the applicable time period set forth therein and provided that such release becomes effective in accordance with its terms, shall receive severance benefits as set forth in this Appendix B. The Company, in its sole discretion, may modify the form of the required general waiver and release to comply with applicable law, and may incorporate such waiver and release into a termination agreement or other agreement with the Eligible Employee.

      (a) Salary Continuation Payment Benefit. The Company shall continue to pay, as severance, an Eligible Employee's Base Salary for a period after his or her Qualifying Termination, based on the Eligible Employee's Years of Service with the Company as of the date of his or her Qualifying Termination. The period for which the Eligible
            Employee's Salary Continuation Payment Benefit will continue is calculated as follows:

            2 months and one week of Base Salary plus
            1 week of Base Salary if the Eligible Employee has completed two Years of Service plus
            1 week of Base Salary for each additional complete Year of Service.

            Except as the Plan Administrator may otherwise determine, no Eligible Employee shall receive a Salary Continuation Payment Benefit in an amount exceeding twenty-six (26) weeks of Base Salary.

            Subject to Section 3(e) of the Plan, the Salary Continuation Payment Benefit will be paid on the same schedule as the Company's regular payroll as in effect from time to time, commencing with the first regular payroll pay date following the effective date of the release of claims.

      (b) COBRA Premium Benefit. If the Eligible Employee was enrolled in a group health plan (e.g., medical, dental, or vision plan) sponsored by the Company or an affiliate of the Company immediately prior to termination, the Eligible Employee may be eligible to continue coverage under such group health plan (or to convert to an individual policy), at the time of the Eligible Employee's termination of employment, under the Consolidated Omnibus Budget
            Reconciliation Act of 1985 (together with any state law of similar effect, "COBRA"). The Company will notify the Eligible Employee of any such right to continue such coverage at the


                                       1.

            time of termination pursuant to COBRA. No provision of this Plan will affect the continuation coverage rules under COBRA, except that the Company's payment, if any, of applicable insurance premiums, or waiver of any cost of coverage under any self-funded group health plan, will be credited as payment by the Eligible Employee for purposes of the Eligible Employee's payment required under COBRA. Therefore, the period during which an Eligible Employee may elect to continue the Company's or its affiliate's group health plan coverage at his or her own expense under COBRA, the length of time during which COBRA coverage will be made available to the Eligible
            Employee, and all other rights and obligations of the Eligible Employee under COBRA (except the obligation to pay insurance premiums that the Company pays, if any, or, with respect to a self-funded plan, any obligation to pay the cost of coverage to the Company that the Company waives, if any) will be applied in the same manner that such rules would apply in the absence of this Plan.

            If an Eligible Employee timely elects continued coverage under COBRA, the Company shall pay the full amount of the Eligible Employee's COBRA premiums, or shall provide coverage under any self-funded plan, on behalf of the Eligible Employee for the Eligible Employee's continued coverage under the Company's group health plans, including coverage for the Eligible Employee's eligible dependents, for up to two (2) months following the Eligible Employee's termination of employment; provided, however, that no such premium payments shall be made, and no coverage shall be provided under any self-funded group health plan, following the Eligible Employee's death, the effective date of cessation of continued coverage under COBRA, or the effective date of the Eligible Employee's coverage by a group health plan of a subsequent employer. Each Eligible Employee shall be required to notify the Company immediately if the Eligible Employee becomes covered by a group health plan of a subsequent employer. Upon the conclusion of such period of insurance premium payments made by the Company, or the provision of coverage under a self-funded group health plan, the Eligible Employee will be responsible for the timely payment of the full amount of premiums (or payment for the cost of coverage) required under COBRA for the duration of the COBRA period.

            For purposes of this Section 1(b), any applicable insurance premiums that are paid by the Company shall not include any amounts payable by the Eligible Employee under an Internal Revenue Code Section 125 health care reimbursement plan, which amounts, if any, are the sole responsibility of the Eligible Employee.

      (c) Additional PTO Accrual. The Company shall pay an additional cash amount, as severance, equal to 1/6th of the Eligible Employee's annual paid time off ("PTO") accrual, at the accrual rate in effect immediately prior to the date of the Qualifying Termination (such amount, the "PTO Bonus"). The PTO Bonus will be paid in a lump sum on the first regular payroll pay date following the effective date of the release of claims. For the avoidance of doubt, the Company will pay the Eligible Employee for any accrued but unused PTO in the Eligible Employee's final paycheck, regardless of whether the Eligible Employee receives


                                       2.

            any severance under this Plan or executes a release; the PTO Bonus is in addition to any such amount.

      (d) Pro-Rata Bonus. If the Eligible Employee is not an executive officer of the Company, the Company shall pay such Eligible Employee an
            additional  cash  amount,  as  severance,   equal  to  the  Eligible
            Employee's target incentive bonus for the quarter in which the Qualifying Termination occurs (the "Pro-Rata Bonus"). The Pro-Rata Bonus will be paid in a lump sum on the first regular payroll pay date following the effective date of the release of claims. For the avoidance of doubt, the Pro-Rata Bonus shall not include any portion of any performance bonus to which executive officers of the Company may otherwise be entitled.

2. Definitions: The following definitions shall apply for purposes of this Appendix B:

      (a) "Base Salary" shall mean the Eligible Employee's base salary or regular wage rate in effect immediately prior to the Eligible Employee's receipt of written notice of the Eligible Employee's termination. "Base Salary" does not include variable forms of compensation such as but not limited to overtime, lead premiums, shift differentials, bonuses, incentive compensation, commissions, expenses or expense allowances.

      (b) "Year of Service" shall mean each full 12 month period of regular and active employment with the Company from the effective date of the Eligible Employee's most recent date of hire or rehire with the Company through the effective date of the Eligible Employee's termination. Leaves of absence periods greater than 3 months are not periods of active employment with the Company. Periods of employment prior to the Eligible Employee's most recent date of hire or rehire with the Company are disregarded.

      The foregoing severance benefits are subject to all of the terms and conditions of the Plan, including reduction against any other severance owed to the Eligible Employee.

                                   Appendix B Adopted: August 1, 2007

                                   VaxGen, Inc.

                                   By:________________________________

                                   Title:_____________________________


                                       3.